Exhibit 99.1

Rocket One Accepted into Seagate Partner Program, Expanding AI Infrastructure and Enterprise Data Storage Ecosystem

Program Access Adds Enterprise Storage Resources as Rocket One Advances Its AI, Space and Defense Computing Strategy

HOBOKEN, N.J., August 11, 2026 — Rocket One Inc. (Nasdaq: RKTO) (“Rocket One” or the “Company”), a technology company focused on next-generation AI infrastructure and advanced computing technologies for commercial, space and defense applications, today announced that it has been accepted into the Seagate Partner Program.

Through its participation in the program, Rocket One gains access to Seagate partner resources, including product information, training, sales and marketing tools, and other resources available through the Seagate partner portal.

The acceptance expands Rocket One’s engagement with the broader technology ecosystem as the Company builds its strategy around artificial intelligence infrastructure, advanced computing, data storage, and next-generation semiconductor technologies.

The rapid expansion of artificial intelligence is driving increasing requirements for data creation, storage, movement, and processing. Rocket One believes enterprise-class storage represents an important component of the infrastructure required to support increasingly data-intensive AI workloads and advanced computing environments.

“AI infrastructure is much more than compute alone. The ability to efficiently store, manage and access enormous amounts of data is becoming increasingly important as AI workloads scale,” said Robb Knie, Chief Executive Officer of Rocket One. “Our acceptance into the Seagate Partner Program gives Rocket One access to additional enterprise technology resources as we continue building an ecosystem spanning AI infrastructure, advanced computing, space and defense.”

Rocket One continues to pursue relationships and technology opportunities that can expand its capabilities across the AI infrastructure stack while complementing its existing focus on advanced semiconductor and computing technologies.

The Company believes the convergence of artificial intelligence, advanced semiconductor architectures, high-capacity data storage, and mission-critical computing is creating opportunities across commercial, space, and defense markets.

Membership in the Seagate Partner Program does not, by itself, establish Rocket One as an Authorized Reseller or agent of Seagate or any of its affiliates.

About Rocket One Inc.

Rocket One Inc. is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company’s biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company’s ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company’s ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) including the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space